SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
         EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    MARCH 13, 1997

                          FIRST AMERICAN RAILWAYS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   NEVADA                       33-14751-D                       87-0443800
--------------               ----------------                  --------------
 (STATE OF                   (COMMISSION FILE                  (IRS EMPLOYER
INCORPORATION)                    NUMBER)                      IDENTIFICATION
                                                                   NUMBER)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020
--------------------------------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 920-0606



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following financial statements of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG") are included herein:

              (i)     Report of independent certified public accountants;

              (ii)    Balance sheet as of December 31, 1996;

              (iii) Statements of income for the years ended December 31, 1996 and 1995;

              (iv) Statements of stockholders' equity for the years ended December 31, 1996 and 1995;

              (v) Statements of cash flows for the years ended December 31, 1996 and 1995;

              (vi)    Summary of accounting policies;

              (vii)   Notes to financial statements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
The Durango & Silverton Narrow Gauge Railroad Company
Howey-in-the-Hills, Florida

We have audited the accompanying balance sheet of The Durango & Silverton Narrow Gauge Railroad Company as of December 31, 1996 and the related statements of income, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Durango & Silverton Narrow Gauge Railroad Company as of December 31, 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                BDO Seidman, LLP

Orlando, Florida
April 8, 1997

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                                  BALANCE SHEET

DECEMBER 31,                                                          1996
------------                                                    ---------------

ASSETS (Note 4)

CURRENT:
  Cash and cash equivalents                                     $       32,507
  Trade accounts receivable                                              5,332
  Inventories (Note 2)                                                 739,530
  Prepaid expenses                                                      79,702
                                                                --------------
        TOTAL CURRENT ASSETS                                           857,071
                                                                --------------
PROPERTY AND EQUIPMENT, net (Note 3)                                 6,519,201

OTHER ASSETS:
  Deferred loan costs, net of accumulated
   amortization of $125,394                                            252,734
  Accounts receivable from stockholder (Note 8)                       8,689,745
                                                                --------------

        TOTAL OTHER ASSETS                                           8,942,479
                                                                --------------


                                                                $   16,318,751
                                                                ==============

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                                  BALANCE SHEET

DECEMBER 31,                                                            1996
------------                                                         ----------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $   384,225
  Accrued expenses                                                       501,511
  Retirement contribution refund payable to employees (Note 1)           338,000
  Current maturities of long-term debt (Note 4)                          578,076
                                                                     -----------

        TOTAL CURRENT LIABILITIES                                      1,801,812

LONG-TERM DEBT, less current maturities (Note 4)                       3,792,295
ACCRUED PENSION PLAN LIABILITY (Note 5)                                   66,281
                                                                     -----------
        TOTAL LIABILITIES                                              5,660,388
                                                                     -----------
COMMITMENTS AND CONTINGENCIES (Note 6)                                      --

STOCKHOLDER'S EQUITY (Note 9):
  Common stock, no par, 500,000 shares authorized,
   100,000 shares issued and outstanding                               2,750,000
  Additional paid-in capital                                           4,694,837
  Retained earnings                                                    3,213,526
                                                                     -----------
        TOTAL STOCKHOLDER'S EQUITY                                    10,658,363
                                                                     -----------

                                                                     $16,318,751
                                                                     ===========

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                            STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31,                              1996               1995
                                                 -----------        -----------

REVENUES                                         $ 8,946,462        $ 8,468,463
COST OF REVENUES                                   5,143,802          4,828,207
                                                 -----------        -----------

        Gross profit                               3,802,660          3,640,256

OPERATING EXPENSES (Notes 5 and 8)                 2,047,366          2,058,068
                                                 -----------        -----------

        Operating income                           1,755,294          1,582,188
                                                 -----------        -----------
OTHER INCOME (EXPENSE):
  Interest income (Note 8)                           528,487            373,455
  Interest expense                                  (580,725)          (579,685)
  Litigation settlement (Note 6)                        --             (154,114)
                                                 -----------        -----------
                                                     (52,238)          (360,344)
                                                 -----------        -----------
NET INCOME                                       $ 1,703,056        $ 1,221,844
                                                 ===========       ============

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.


                             THE DURANGO & SILVERTON
                          NARROW GAUGE RAILROAD COMPANY

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                            COMMON STOCK          ADDITIONAL
                                                      STATED         PAID-IN         RETAINED
                                      SHARES           VALUE         CAPITAL         EARNINGS
                                     -------   -------------   -------------   --------------

BALANCE, December 31, 1994           100,000   $   2,750,000   $   4,694,837   $    1,551,185

  Dividends paid (Note 8)                  -               -               -       (1,262,559)

  Net income                               -               -               -        1,221,844
                                     -------   -------------   -------------   --------------
BALANCE, December 31, 1995           100,000       2,750,000       4,694,837        1,510,470

  Net income                               -               -               -        1,703,056
                                     -------   -------------   -------------   --------------
BALANCE, December 31, 1996           100,000   $   2,750,000   $   4,694,837   $    3,213,526
                                     =======   =============   =============   ==============

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.


                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                        STATEMENTS OF CASH FLOWS
                                                                        (NOTE 7)

YEAR ENDED DECEMBER 31,                                            1996               1995
                                                              -------------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $   1,703,056       $ 1,221,844
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                                  433,093           434,344
     Affiliate expense allocations credited to
      accounts receivable from stockholder                          874,270           813,086
     Cash provided by (used for):
      Trade accounts receivable                                       7,039            (4,847)
      Retirement contribution refund receivable                   2,115,677                 -
      Inventories                                                    37,958            91,196
      Prepaid expenses                                              (16,074)            8,053
      Accounts payable                                               78,312           219,524
      Accrued liabilities                                           (98,114)          (46,002)
      Accrued pension plan liability                                 (9,105)           40,715

Net cash provided by operating activities                         5,126,112         2,777,913
                                                              -------------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                               (93,456)         (441,772)
  Loans to stockholder                                           (4,515,335)       (3,282,175)
                                                              -------------       -----------
Net cash used in investing activities                            (4,608,791)       (3,723,947)
                                                              -------------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments of long-term debt                             (521,409)         (553,910)
  Proceeds from the issuance of long-term debt                            -           326,940
  Deferred loan costs                                                     -            (9,303)
                                                              -------------       -----------
Net cash used for financing activities                             (521,409)         (236,273)
                                                              -------------       -----------
Net decrease in cash and cash equivalents                            (4,088)       (1,182,307)

CASH AND CASH EQUIVALENTS, beginning of year                         36,595         1,218,902
                                                              -------------       -----------
CASH AND CASH EQUIVALENTS, end of year                        $      32,507       $    36,595
                                                              -------------       -----------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                  SUMMARY OF ACCOUNTING POLICIES


BUSINESS The Durango & Silverton Narrow Gauge Railroad Company (the "Company") was incorporated under the Laws of the State of Colorado on June 22, 1979. The Company operates a steam engine railroad tourist attraction that carries passengers between the towns of Durango and Silverton, Colorado, principally between the months of May through October. The Company's administrative headquarters are located in Howey-in-the-Hills, Florida.

INVENTORIES           Inventories are stated at the lower of cost (first-in,
                      first-out) or market. Cost is determined using the first-in, first-out method.

PROPERTY,             Property and equipment are stated at cost less accumulated
EQUIPMENT             depreciation. Depreciation is computed over the estimated
AND                   useful lives of the assets using the straight-line method.
DEPRECIATION

AMORTIZATION          Deferred loan costs are being amortized using the
                      straight-line method over the seven-year term of the loan.

TAXES ON              The absence of a provision for income taxes is due to the
INCOME                election by the company and consent by its stockholder to
                      include his respective share of taxable income of the company in his individual tax return. As a result, no federal tax return is imposed on the corporation.

FAIR VALUE OF         Statement of Financial Accounting Standards No. 107,
FINANCIAL             "Disclosures about Fair Value of Financial Instruments,"
INSTRUMENTS           requires disclosure of fair value information about
                      financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996.

                      The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and equivalents, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on

                      Demand. The fair value of the Company's long-term debt also approximates carrying value and is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

USE OF                The preparation of financial statements in conformity with
ESTIMATES             generally accepted accounting principles requires
                      management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW                   On January 1, 1996, the Company adopted Summary of
ACCOUNTING            Financial Accounting Standards No. 121, "Accounting for
STANDARD              the Impairment of Long-Lived Assets and for Long-Lived
                      assets to be disposed of," ("SFAS No. 121"). SFAS No. 121
                      Requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. During
                      1996, there have been no write-downs required in the accompanying financial statements.

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS

1.   RETIREMENT       Since 1981 the Company had been a covered employer under
     CONTRIBUTION     the Railroad Retirement Tax Act ("RRTA"). From 1981
     REFUND           through December 31, 1993, the Company and its employees
     RECEIBABLE       made contributions to the fund through recurring payroll
                      deductions. During 1994, the Company received notice from the board of governors of the RRTA that it no longer met the requirements necessary to be included in the RRTA effective January 1, 1990. Accordingly, the Company filed for a refund of the employer and certain employee contributions made to the RRTA for the years ended
                      December 31, 1990 through December 31, 1993. In 1996, the
                      Company received a refund of $2,115,677, which represented the amounts contributed to RRTA net of any normal contributions necessary for the Company and its employees to be included in the federal social security system during the refund period. Approximately $338,000 of the refund amount received by the Company related to employee contributions that will be reimbursed to those employees.
                      The employee portion of the refund is reflected as a liability on the December 31, 1996 balance sheet. In addition, approximately $273,000 of federal unemployment taxes were withheld from the refund and were paid to the Internal Revenue Service on behalf of the Company for the years 1990 through 1993.

2.   INVENTORIES      Inventories consist of the following:

                      Concession and souvenir items                   $ 253,635

                      Parts                                             485,895
                                                                      ---------
                                                                      $ 739,530
                                                                      =========

                      ALL INVENTORY IS PLEDGED AS COLLATERAL (SEE NOTE 4).

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS




3.   PROPERTY AND      PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:
     EQUIPMENT
                                                  USEFUL LIVES
                                                  ------------

                       Land                                       $      770,988
                       Land improvements           10 years              181,387
                       Buildings                   30 years            3,457,347
                       Machinery and equipment     10-25 years         8,149,879
                       Vehicles                    5 years               175,604
                                                                  --------------
                                                                      12,735,205


                      Less accumulated depreciation                    6,216,004
                                                                  --------------
                                                                  $    6,519,201
                                                                  ==============

                      All property and equipment is pledged as collateral (see
                      Note 4).

4.   LONG-TERM        Long-term debt consists of a note payable to a bank
     DEBT             bearing interest at the commercial paper rate plus 5%
                      (10.4% at December 31, 1996). As of December 31, 1996,
                      payments of $48,173 plus interest were due monthly through August 2001, at which time the remaining unpaid principal balance plus interest was due. As of December 31, 1996, the Company was in violation of certain debt covenants.
                      Subsequent to December 31, 1996, the note payable was fully paid upon the sale of the Company's stock (see Note
                      9). The note payable was collateralized by substantially all the Company's assets and was personally guaranteed by the Company stockholder prior to its repayment.

                      The aggregate maturities of long-term debt are as follows as of December 31, 1996:

                       1997                                             578,076
                       1998                                             578,076
                       1999                                             578,076
                       2000                                             578,076
                       2001                                           2,058,067
                       ====                                           =========

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS

5.   EMPLOYEE         DEFINED BENEFIT PENSION PLAN
     BENEFIT
     PLANS            The Company has a noncontributory defined benefit pension
                      plan (the "plan") covering substantially all full-time employees. The plan provides pension benefits that are based on the employee's average annual compensation and their number of years of service. The Company's funding policy for the plan is to make at least the minimum annual contributions required by applicable regulations.

                      A summary of the components of net periodic pension cost for the plan and the total contributions charged to pension expense for the plan follows:

                                                        1996             1995
                                                      --------        ---------
Defined benefit plan:
     Service cost                                     $  2,199        $  11,916
     Interest cost                                      20,736           17,812
     Actual return on plan assets                        1,788                -
     Net amortization and deferral                       7,412           10,987
                                                      --------        ---------
Total pension expense                                 $ 32,135        $  40,715
                                                      ========        =========

Assumptions used in the accounting for the plan in 1996 as of December 31, were:

                                                        1996             1995
                                                      --------        ---------
Weighted average discount rates                         9.0%             9.0%
Rates of increase in compensation levels                4.5%             4.5%
Expected long-term rate of return on assets             9.0%             9.0%

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS

                      The following table sets forth the funded status and amounts recognized in the balance sheet at December 31, 1996 for the plan:

                      Actual present value of benefit obligations:
                       Vested benefit obligation                    $ (143,285)
                                                                    ----------

                      Accumulated benefit obligation                $ (159,328)
                                                                    ----------

                      Projected benefit obligation                  $ (257,745)

                      Plan assets at fair value                         43,028
                                                                    ----------
                      Projected benefit obligation
                      in excess of plan assets                        (214,717)

                      Unrecognized net loss                             16,448

                      Prior service cost not yet recognized in
                      net periodic pension cost                        131,988
                                                                    ----------
                      Net pension liability recognized in the
                      statement of financial position                 $ (66,281)

                      401(K) PROFIT SHARING PLAN

                      The Company also established a 401(k) profit sharing plan covering substantially all employees meeting certain minimum age and service requirements. The Company's contributions to the plan are determined by the Board of Directors and are limited to a maximum of 50% of the employee's contribution and 6% of the employee's compensation. Contributions to the plan amounted to $39,871 and $47,825 for the years ended December 31, 1996 and 1995, respectively.

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS

6.   COMMITMENTS      SALES AND TOURISM TAX ASSESSMENT
     AND
     CONTINGENCIES    During 1994, the Company was audited by the Colorado
                      Department of Revenue. The audit resulted in an assessment of $165,660 of additional sales and tourism taxes, interest and other charges for the period June 1983 through December 1991. The entire balance of the assessment was deposited with the Colorado Department of Revenue and expensed in 1994. The Company is currently appealing the assessment, and if successful, this deposit will be refunded to the Company with interest at prime plus 2%. If the appeal is not successful, it will be retained by the department and applied against any deficiency. Due to uncertainties that exist at this time, management is unable to estimate the likelihood of an unfavorable outcome nor the amount or range of a potential loss, if any.

                      LITIGATION

                      During 1995, the Company signed a settlement agreement related to a wrongful termination litigation case with two former employees. The settlement amount of $154,114 was paid in 1995 and has been reflected in the 1995 income statement as an other expense.

                      FEDERAL UNEMPLOYMENT TAX REFUND

                      In connection with the retirement contribution refund receivable (see Note 1), the Company was obligated for the payment of federal and state unemployment taxes during the year 1990 through 1993. The federal unemployment taxes were withheld from the refund received, and the Company paid approximately $169,000 of state unemployment taxes. As a result of the payment of the state unemployment taxes, the Company has requested a credit for the amount paid to be applied against the federal unemployment taxes previously withheld from the RRTA refund. The refund applied for is approximately $237,000. Management is unable to determine the likelihood that such amounts will be received, and accordingly, no receivable has been recorded in the accompanying financial statements.

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS


                      ENVIRONMENTAL MATTERS

                      A Phase 1 environmental site assessment was performed at the Company's facilities in Colorado, which resulted in the identification of various potential environmental issues. The consulting firm that performed the site assessment is not recommending that additional sampling (e.g., Phase 2) be conducted at the facilities in order to identify additional environmental issues. Certain issues identified in the Phase 1 assessment indicated that additional testing and evaluation may be required to implement the recommended clean-up activities and to identify additional environmental issues, if any. The cost of the recommended clean-up activities has been estimated by the management of the Company prior to the sale of stock (see Note 9) to range from $50,000 to $200,000. However, due to the various uncertainties that exist at this time, management accrued $50,000 as of December 31, 1993.

7.   SUPPLEMENTAL     For purposes of the statement of cash flows, all highly
     CASH             liquid investments with a maturity date of three months or
     INFORMATION      less are considered to be cash equivalents. Cash and cash
                      equivalents include checking accounts and money market funds.

                      YEAR ENDED DECEMBER 31,                1996        1995
                      -----------------------                ----        ----

                      Cash paid for interest
                        during the year                  $ 543,463    $ 561,500
                      Noncash financing and
                        investing activities:
                        Distribution of
                         accounts receivable
                          from stockholder as a dividend
                          (see Note 8)                          -     1,262,559
                                    =                    ==========   =========

                                                         THE DURANGO & SILVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS

8.   RELATED PARTY    AFFILIATE EXPENSE ALLOCATIONS
     TRANSACTIONS
                      Included in the Company's operating expenses for 1996 and 1995 are $874,270 and $813,086, respectively, of expenses allocated from affiliated companies. The expense allocations include amounts related to administrative and accounting functions performed for the Company by employees of the affiliated companies of $274,270 and $213,086 for 1996 and 1995, respectively, and a $600,000 fee for both of 1996 and 1995 for the use of an airplane owned by another related party company. The expense allocations are recorded as a reduction of the accounts receivable from stockholder.

                      ACCOUNTS RECEIVABLE FROM STOCKHOLDER

                      The Company's stockholder receives advances from the Company on a periodic basis. Interest is charged on the advances at an annual rate of 6.5%, and there are no specific repayment terms for outstanding advances or related accrued interest. As of December 31, 1996, advances and the related accrued interest totaled $8,689,745. Interest income related to the advances for the years ended December 31, 1996 and 1995 was $528,487 and $373,455, respectively. For the year ended December 31, 1995, dividends of $1,262,559 were paid and recorded as a reduction of the accounts receivable from stockholder. Prior to the sale of stock (see Note 9), the accounts receivable from stockholder were satisfied in the form of a dividend.

9.   SUBSEQUENT       SALE OF STOCK
     EVENTS
                      On March 13, 1997, the stockholder of the Company sold all of the Company's outstanding shares for a total purchase price which consisted of: approximately $5 million in cash; two promissory notes aggregating $10.05 million;
                      200,000 shares of the purchaser's common stock and a six-year warrant to purchase 1,610,000 shares of the purchaser's common stock at $3.50 per share.

                                                          THE DURANGO & SIVERTON
                                                   NARROW GAUGE RAILROAD COMPANY

                                                   NOTES TO FINANCIAL STATEMENTS
                      SALE OF ASSETS

                      On March 12, 1997, the Company sold approximately two acres of land to an affiliated entity. Located on the land is a slag pile which is one of the items identified in the environmental site assessment as a potential environmental issue (Note 6).

                      The Company retained the right to have reasonable access to such property and reasonable usage of the slag pile contained thereon. Further, the Company received a ten-year option to repurchase the property for a nominal sum.

         (b)  PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY NOTE - The following tables set forth certain unaudited condensed pro forma combined financial information for the Company after giving effect to the Durango Acquisition using the purchase method of accounting as if such transaction had been consummated, with respect to the statement of operations, on January 1, 1996, and with respect to the balance sheet, as of December 31, 1996. The information contained in the following tables does not purport to be indicative of the results of operations and financial position of the Company which may have been obtained had the acquisition of D&SNG been consummated on the dates assumed.

         The unaudited condensed pro forma combined financial information reflects a preliminary allocation of the purchase price of D&SNG and, accordingly, is subject to change upon, among other things, a final determination of required purchase accounting adjustments including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values which has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial information appearing in this Offering document are preliminary and have been made solely for purposes of developing such pro forma combined financial information.

         The pro forma information with respect to the Durango Acquisition of D&SNG assumes the issuance of 200,000 shares of the Company's Common Stock to the seller of D&SNG as partial consideration for the purchase thereof. The balance of the consideration paid to the seller included: (i) approximately $5 million in cash; (ii) $10.05 million in seller financing consisting of two promissory notes: a one-year note (subject to extension) for $4.2 million which bears annual interest (payable monthly) at the 30-day commercial paper rate as published by THE WALL STREET JOURNAL plus 650 basis points per annum; and a five-year note for $5.85 million which bears interest at an annual rate of 9.25% which increases in steps to 10% by year four; and (iii) a common stock purchase warrant covering 1,610,000 shares exercisable at $3.50 per share. The Company has agreed to register for resale the 200,000 shares (valued at $2.00 per share) and the 1,610,000 shares (valued at $.09 per share) underlying the aforementioned six-year warrant. The term of the $4.2 million note may be extended by the Company, at its option, for an additional six months upon the occurrence of certain circumstances; at maturity this note is convertible by the holder thereof into common stock of the Company at a conversion rate equal to the then closing sale price of the Company's common stock (not to exceed $5.00 per share); at the maturity date should the noteholder elect to receive each in full payment of the $4.2 million note (in lieu of conversion into common stock), then the Company may extend the maturity date for an additional eighteen months. The obligations represented by the Notes are secured by a second position on substantially all of the assets of D&SNG. The purchase price for the Durango Acquisition was determined in arms' length negotiations between the Company and the seller.

         THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES OF THE COMPANY CONTAINED IN ITS FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, AND THE HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES OF D&SNG FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, INCLUDED HEREWITH.

                                                 UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                                                -----------------------------------------------
                                                              DECEMBER 31, 1996

                                                    FAR           D&SNG               PROFORMA            COMBINED
                                                                                    ADJUSTMENTS
                                               ------------   ------------        ------------         ------------

Cash and Cash Items                            $  7,604,854   $     32,507        $   515,629 (1)(2)   $  8,152,990
Accounts Receivable                                                  5,332                                    5,332
Inventories                                                        739,530                                  739,530
Prepaids and Other
  Current Assets                                    255,372         79,702           (150,000)(2)           185,074
                                               ------------   ------------        ------------         ------------
 Total Current Assets                             7,860,226        857,071            365,629             9,082,926
Fixed Assets, Net                                 2,413,320      6,519,201         22,885,242 (2)        31,817,763
Deposit for D&SNG
  Acquisition                                     2,000,000                        (2,000,000)(2)
Deferred Loan Costs
  & Other, Net                                      867,107        252,734            (82,734)(1)(2)      1,037,107
Notes and Interest
  Receivable-Related
  Party                                                          8,689,745         (8,689,745)(1)
                                               ------------   ------------        ------------         ------------

                                               $ 13,140,653   $ 16,318,751       $  12,478,392         $ 41,937,796
                                               ============   ============        ============         ============

Accounts Payable and
  Accrued Liabilities                          $    626,283   $  1,223,736       $                     $  1,850,019
Current Maturities of
  Long-Term Debt                                                   578,076            321,924 (2)           900,000
                                               ------------   ------------       ------------          ------------
Total Current Liabilities                           626,283      1,801,812            321,924             2,750,019
Long-Term Debt                                    8,250,682      3,792,295         13,857,705            25,900,682
Other Long-Term Liabilities                                         66,281          8,412,226 (2)         8,478,507
                                               ------------   ------------       ------------          ------------
  Total Liabilities                               8,876,965      5,660,388         22,591,855            37,129,208
Stockholders' Equity                              4,263,688     10,658,363        (10,113,463)(1)(2)      4,808,588
                                               ------------   ------------       ------------          ------------
                                               $ 13,140,653   $ 16,318,751       $ 12,478,392          $ 41,937,796
                                               ============   ============       ============          ============

    See Notes To Unaudited Condensed Pro Forma Combined Financial Information


                                                     UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                                               YEAR ENDED DECEMBER 31, 1996
                                                                                                 PROFORMA                 COMBINED
                                                        FAR                  D&SNG             ADJUSTMENTS
                                                    -----------           -----------          -----------             ------------
Revenue                                             $                     $ 8,946,462          $                       $  8,946,462
Cost of Revenue                                                             5,143,802               18,720(4)             5,162,522
                                                    -----------           -----------          -----------              -----------
                                                                            3,802,660              (18,720)               3,783,940
Selling, General and
  Administrative                                      2,208,129             1,992,224             (906,000)(5)            3,294,353
                                                    -----------           -----------          -----------              -----------
Operating Income (Loss)                              (2,208,129)            1,810,436              887,280                  489,587
Interest Expense, Net                                   166,911                52,238            1,722,735 (3)            1,941,884
Amortization of
  Financing Items                                       220,722                55,142              (16,547)(3)              259,317
                                                    -----------           -----------          -----------              -----------

Income (Loss) Before
  Taxes                                              (2,595,762)            1,703,056             (818,908)              (1,711,614)

Income Taxes                                        -----------           -----------          -----------              -----------

Net Income (Loss)                                   $(2,595,762)          $ 1,703,056          $  (818,908)             $(1,711,614)
                                                    ===========           ===========          ===========              ===========

Weighted Shares
  Outstanding                                         7,623,050                                    200,000                7,823,050

Earnings (Loss) Per
  Share                                             $     (0.34)                                                        $     (0.22)
                                                     ===========                                                        ===========

   See Notes To Unaudited Condensed Pro Forma Combined Financial Information.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

The following pro forma adjustments have been made:

(1) Adjustments prior to the Durango Acquisition which primarily reflect repayment of related party receivables due from the D&SNG stockholder in the amount of approximately $8.7 million through the payment of a dividend to the D&SNG stockholder.

(2) An adjustment to record the preliminary allocation of the costs of the Durango Acquisition (approximately $15.8 million) and the estimated acquisition costs (approximately $400,000). This adjustment also eliminates the historical D&SNG stockholder's equity and records additional purchase accounting adjustments to increase fixed assets, primarily land (approximately $22.9 million), establish deferred tax liabilities (approximately $8.4 million) and to write-off deferred loan costs related to debt repaid as part of the acquisition ($252,734).

(3) To record additional interest expense (approximately $1.2 million) and reduce amortization of loan costs (approximately $17,000) arising from incremental debt as a result of financing the acquisition, net of interest income available from excess cash (approximately $13,000). To eliminate interest income on loans to affiliates (approximately $528,000).

(4) To record additional depreciation expense resulting from the write-up of depreciable fixed assets (approximately $280,000) to fair value. This expense adjustment was approximately $19,000 for the year ended December 31, 1996.

(5) To record savings from the reduction or elimination of certain expenses by the Company following the Durango Acquisition. This adjustment consisted primarily of approximately $600,000 for a corporate airplane which the Company will no longer use, approximately $274,000 of corporate management fees which will no longer be charged to the Company, and approximately $32,000 of lease payments (net of termination costs) for an apartment which the Company has discontinued leasing.

  (C)    EXHIBITS

         10.1 Share Purchase Agreement between The Durango & Silverton Narrow Gauge Railroad Company and the Registrant, dated December 10, 1996, and Addendum to Share Purchase Agreement, dated February 28, 1997, is hereby incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (via EDGAR) on March 28, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIRST AMERICAN RAILWAYS, INC.



DATE:  MAY 13, 1997           BY: /s/ DONALD P. CUMMING
                                  --------------------------
                                  DONALD P. CUMMING, VICE PRESIDENT
                                  AND ACTING CHIEF FINANCIAL OFFICER